Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2004, included in the Annual Report on Form 10-K of JB Oxford Holdings, Inc. and Subsidiaries as of December 31, 2004, with respect to the consolidated financial statements as of December 31, 2003 and for the two years in the period ended December 31, 2003 included in this Form 10-K.


                                            /s/ Ernst & Young LLP

Los Angeles, California
April 21, 2005